Bank of America Merrill Lynch 2017 Transportation Conference Derek Kerr Chief Financial Officer American Airlines Group Inc. May 18, 2017 Exhibit 99.1

Cautionary Statement Regarding Forward-Looking Statements This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors) and in the Company’s other filings with the Securities and Exchange Commission (SEC), and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

2 percent total revenue growth TRASM up 3.1 percent Pre-tax profit* of $491 million Pre-tax margin* of 5.1 percent Highlights of the First Quarter 2017 *Pre-tax profit and margin exclude net special items. Please refer to the Company’s GAAP to Non-GAAP reconciliation in the appendix. Commercial Initiatives Fleet and Operational Highlights Earnings Highlights Launched basic and premium economy Reached agreement to invest $200 million in China Southern Airlines Entered into an agreement with Scandinavian Airlines to obtain two slot pairs at Heathrow Deferred 22 A350 XWB aircraft by an average of two years reducing capex in 2018 - 2020 Deferred two 787-9 aircraft from 2Q 2018 to 1Q 2019 Improvement in all operational metrics Repurchased $512 million, or 11.7 million shares Since merger close, the share count has been reduced by 34 percent Paid $51 million in dividends Returning Value to Shareholders

Overview We are making significant investments in our team and product And it’s working Operational improvement Product enhancement Revenue gap narrowing The cost increases are moderating There are additional improvements on the horizon

Investing in Our Team 10,000 additional team members 38% average pay rate increase per team member Unilateral implementation of profit sharing Elevate the Experience customer service training New HR team member service center Two positive space tickets for ATW Airline of the Year Best-in-class maternity and adoption assistance program Trust Team Members Investors Customers

Unprecedented Product Investment 2014 2015 2016 2017E $22.9 Billion Source: SEC filings and other company guidance

Product Investment: New Aircraft   2017 2018 2019 Beyond 2019 A320 Family / Neo 20 - 25 75 A350-900 - - - 22 B737-800 / Max 24 16 20 60 B787 Family 13 6 2 - Mainline Total 57 22 47 157 E175 16 - - - Regional Total 16 - - - Airline Total 73 22 47 157 Widebody deferrals will reduce 2018 capex by $500 million and $300 million in 2019 and 2020

Product Investment: New Aircraft By the end of 2017, we will have inducted 399 new aircraft into the fleet since the merger, while retiring 391 older aircraft – giving us the youngest mainline fleet among our peers

Investing In Our Operation Many large operational initiatives are now complete or nearing completion PSS Cut-Over GSE Refresh Programs Operational Staffing Increases New IOC FOS Integration Hub Re-Banking MBR Improvement Initiatives New Simulators

Coming summer 2017… Investing in Our Operation: New Technology Dynamic Reaccom Notify All Proactive Bag Notification

Investing in Our Facilities and Infrastructure We have invested in a large number of projects to improve much of our real estate Employee Support Space HDQ 1 & 2 Refurbishment Data Network Refresh Disaster Recovery Initiatives PHX Restack & Refurbishment Lounges and holdroom refurbishments

Free Entertainment Facility Improvements Improved Clubs and Upgraded Seats Product Investment: Better Customer Experience We are making a number of changes to improve the customer experience

Product Investment: China Southern The investment in China Southern is expected to give American customers access to 70 destinations in China Source: Diio Mi schedule data Shanghai Beijing ORD DFW ORD DFW LAX AA routes to China CZ domestic routes from PEK and PVG

Basic economy was launched in February Initial rollout of 10 markets for travel in March Second rollout to an additional eight markets in May Performing in line with expectations – 50 percent of customers given a choice opt for a main cabin ticket Expect to have it system wide by the end of the year Aircraft reconfigurations All international widebody aircraft will have lie flat seats by the end of the second quarter Plans to reconfigure narrowbody aircraft Investing in Revenue Initiatives

Premium Economy Customers started flying the product on May 4th Over 5,000 tickets sold so far with an average upsell of over $350 Investing in Revenue Initiatives B77W (R) B772 (R) A332 (R) B788 (R) B787-9 Premium Economy Schedule* 2Q 3Q17 4Q17 1Q18 2Q18 3Q18 * (R) requires aircraft retrofit

New revenue management system New inventory system and optimizer in 4Q 2016 Significant benefits particularly in the premium cabin in the first quarter Adjusting the schedule to optimize connecting flows Revamped sales operation SVP of Global Sales appointed in 3Q 2016 Over 100 new sales people to be appointed in 2017 Overhaul of core programs and infrastructure New credit card agreement Signed in July 2016 Significant impact to earnings in 2017 and beyond Investing in Revenue Initiatives

Operational Performance Improving 17

Revenue Trends Are Encouraging American was the first network airline to return to positive TRASM and is expected to outperform in 2Q and the rest of 2017 Source: Company reports. 2Q17 data is based on company guidance for AAL and LUV and analyst estimates for UAL and DAL. 3Q16 4Q16 1Q17 2Q17E

Costs have been elevated in recent quarters, primarily due to rate increases given to our team members This impact will lessen throughout the year and we anticipate that consolidated CASM will be less than 2 percent* in both 2018 and 2019 CASM Growth is Slowing *Excludes net special items. Please refer to the Company’s GAAP to Non-GAAP reconciliation in the appendix. 2018/19 forecast excludes the impact of any potential increases from new joint bargaining agreements.

Returning Value To Shareholders 34% Reduction After: Unprecedented investment in product, team, operation, automation, etc. Elimination of high-cost debt Ensuring industry-leading cash balances American returns capital to shareholders Over $9.5 billion of share repurchases since 3Q 2014 Paid over $600 million in dividends since 3Q 2014

Conclusion American has continued to make great progress during the first quarter of 2017 Pre-tax profit of $491 million Launch of basic and premium economy $200 million pending investment in China Southern Airlines But we still have significant improvements ahead Complete outstanding integration items and drive efficiencies Complete the rollout of basic and premium economy Aggressively pursue opportunities offered by our revenue initiatives Continue to improve the operation Training and investments in our team members

Appendix

GAAP to non-GAAP Reconciliation For additional detail regarding special items, see the Company’s SEC Form 8-K issued April 27, 2017

GAAP to non-GAAP Reconciliation For additional detail regarding special items, see the Company’s SEC Form 8-K issued April 27, 2017

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